Exhibit 99.1

Concentrix Reports Fourth Quarter and Fiscal Year 2025 Results

•Exceeds fourth quarter and fiscal year revenue guidance
•Delivers record cash flow from operations of $807 million and adjusted free cash flow of $626 million in the fiscal year
•Returns $258 million to shareholders in fiscal 2025 through share repurchases and dividends while paying down debt
•Introduces 2026 guidance indicating ongoing revenue growth and adjusted free cash flow expansion

Newark, Calif., January 13, 2026 – Concentrix Corporation (NASDAQ: CNXC), a global technology and services leader, today announced financial results for the fiscal fourth quarter and fiscal year ended November 30, 2025.

	Three Months Ended			Fiscal Year Ended
	November 30, 2025	November 30, 2024	Change	November 30, 2025	November 30, 2024	Change
Revenue ($M)	$2,552.9	$2,448.0	4.3%	$9,825.8	$9,618.9	2.2%
Operating income (loss) ($M) (1)	$(1,382.4)	$144.5	NM	$(918.2)	$596.4	NM
Non-GAAP operating income ($M) (2)	$323.2	$346.7	(6.8)%	$1,253.5	$1,317.9	(4.9)%
Operating margin (1)	(54.1)%	5.9%	NM	(9.3)%	6.2%	NM
Non-GAAP operating margin (2)	12.7%	14.2%	-150 bps	12.8%	13.7%	-90 bps
Net income (loss) ($M) (1)	$(1,479.4)	$115.7	NM	$(1,278.9)	$251.2	NM
Non-GAAP net income ($M) (2)	$192.4	$219.3	(12.3)%	$743.4	$772.3	(3.7)%
Adjusted EBITDA ($M) (2)	$378.6	$402.9	(6.0)%	$1,469.3	$1,554.9	(5.5)%
Adjusted EBITDA margin (2)	14.8%	16.5%	-170 bps	15.0%	16.2%	-120 bps
Diluted earnings (loss) per common share (1)	$(23.85)	$1.72	NM	$(20.36)	$3.71	NM
Non-GAAP diluted earnings per common share (2)	$2.95	$3.26	(9.5)%	$11.22	$11.42	(1.8)%
(1) Operating loss, operating margin, net loss and diluted loss per common share in the fourth quarter and fiscal 2025 include a non-cash goodwill impairment charge of $1,523.3 million in the fourth quarter of 2025 primarily resulting from the trading range for the Company’s stock price and market capitalization.
(2) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
NM Not Meaningful - Change greater than 100% or 1,000 bps.

Fourth Quarter Fiscal 2025 Highlights:

•Revenue of $2,552.9 million, an increase of 4.3% year-on-year on an as reported basis compared to revenue of $2,448.0 million in the prior year fourth quarter. The Company grew revenue 3.1% year-on-year on a constant currency basis, exceeding the guidance range previously provided.
•Operating loss of $1,382.4 million, or (54.1)% of revenue, compared with operating income of $144.5 million, or 5.9% of revenue in the prior year fourth quarter. Operating loss for the quarter includes a non-cash goodwill impairment charge of $1,523.3 million primarily resulting from the recent trading range for the Company’s stock price and market capitalization.

•Non-GAAP operating income of $323.2 million, or 12.7% of revenue, compared with $346.7 million, or 14.2% of revenue, in the prior year fourth quarter.
•Adjusted EBITDA of $378.6 million, or 14.8% of revenue, compared with $402.9 million, or 16.5% of revenue, in the prior year fourth quarter.
•Cash flow provided by operations was $344.2 million in the quarter. Adjusted free cash flow(2) was $287.1 million in the quarter.
•Diluted earnings (loss) per common share (“EPS”) was $(23.85), inclusive of the goodwill impairment referenced above, compared to $1.72 in the prior year fourth quarter.
•Non-GAAP diluted EPS was $2.95 compared to $3.26 in the prior year fourth quarter.

“Our positive fourth quarter and fiscal year results reflect our steadfast commitment to advance our business to meet evolving client demand while delivering value to shareholders,” said Chris Caldwell, Concentrix President and CEO. “The investments we are making in the business are paying off with growth in our intelligent transformation solutions. As we enter 2026, we believe we are in a favorable position with the right strategy and the right model to drive ongoing growth and free cash flow.”

Fiscal Year 2025 Highlights:

•Revenue of $9,825.8 million, an increase of 2.2% year-on-year on an as reported basis compared to revenue of $9,618.9 million in the prior fiscal year. The Company grew revenue 2.1% on a constant currency basis, which is above its guidance range previously provided.
•Operating loss of $918.2 million, or (9.3)% of revenue, compared with operating income of $596.4 million, or 6.2% of revenue, in the prior fiscal year. Operating loss for the year includes a non-cash goodwill impairment charge of $1,523.3 million.
•Non-GAAP operating income of $1,253.5 million, or 12.8% of revenue, compared with $1,317.9 million, or 13.7% of revenue, in the prior fiscal year.
•Adjusted EBITDA of $1,469.3 million, or 15.0% of revenue, compared with $1,554.9 million, or 16.2% of revenue, in the prior fiscal year.
•Cash flow provided by operations was $807.0 million in the fiscal year. Adjusted free cash flow(2) was $626.4 million in the fiscal year.
•Diluted EPS was $(20.36), inclusive of the goodwill impairment referenced above, compared to $3.71 in the prior fiscal year.
•Non-GAAP diluted EPS was $11.22 compared to $11.42 in the prior fiscal year.
•Returned $258 million to shareholders through dividends and share repurchases while reducing net debt by $184 million.

Quarterly Dividend and Share Repurchase Program:

•The Company paid a $0.36 per share quarterly dividend on November 4, 2025. The Company’s Board of Directors has declared a quarterly dividend of $0.36 per share payable on February 10, 2026, to shareholders of record at the close of business on January 30, 2026.
•The Company repurchased 1.3 million shares in the fourth quarter at a cost of $56.4 million under its previously announced share repurchase program at an average cost of $42.48 per share. At November 30, 2025, the Company’s remaining share repurchase authorization was $438.6 million.

Business Outlook:

The following statements are based on the Company’s current expectations for the first quarter and full year fiscal 2026. Non-GAAP financial measures exclude the impact of acquisition-related, integration and restructuring expenses, amortization of intangible assets, depreciation, share-based compensation, and the related tax effects thereon. The non-GAAP EPS guidance assumes no impact from changes in acquisition contingent consideration and foreign currency losses (gains), net included in other expense (income), net. These statements are forward-looking and actual results may differ materially.

First Quarter Fiscal 2026 Expectations:
•First quarter reported revenue of $2.475 billion to $2.500 billion. Based on current exchange rates, these expectations assume an approximate 290-basis point positive impact of foreign exchange rates compared with the prior year period. The guidance implies constant currency revenue growth for the quarter ranging from 1.5% to 2.5%.
•Operating income of $140 million to $150 million and non-GAAP operating income of $290 million to $300 million.
•Non-GAAP diluted EPS of $2.57 to $2.69, assuming approximately 61.5 million diluted common shares outstanding and approximately 5% of net income attributable to participating securities.
•The effective tax rate is expected to be approximately 25%.

Full Year 2026 Expectations:
•Full year reported revenue of $10.035 billion to $10.180 billion. Based on current exchange rates, these expectations assume an approximate 60-basis point positive impact of foreign exchange rates compared with the prior year. The guidance implies constant currency revenue growth for the full year of 1.5% to 3.0%.
•Operating income of $688 million to $738 million and non-GAAP operating income of $1,240 million to $1,290 million.
•Non-GAAP diluted EPS of $11.48 to $12.07, assuming approximately 60.6 million diluted common shares outstanding and approximately 4.9% of net income attributable to participating securities.
•The effective tax rate is expected to be approximately 25%.

In addition, the Company expects to generate approximately $630 million to $650 million of adjusted free cash flow in fiscal year 2026.

The Company believes that a quantitative reconciliation of the non-GAAP EPS outlook to the most directly comparable GAAP measure cannot be provided without unreasonable efforts due to (a) the inability to forecast future changes in acquisition contingent consideration, which is based, in part, on the future trading price of the Company’s common stock, and (b) the inability to forecast future foreign currency losses (gains), net included in other expense (income), net. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

The Company believes that a quantitative reconciliation of the adjusted free cash flow outlook to the most directly comparable GAAP measure cannot be provided without unreasonable efforts due to uncertainty related to the future changes in the Company’s factoring program and related timing of those changes. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

Conference Call and Webcast
The Company will host a conference call for investors to review its fourth quarter and full year fiscal 2025 financial results today at 8:30 a.m. (ET)/5:30 a.m. (PT).

The live conference call webcast will be available in listen-only mode in the Investor Relations section of the Company’s website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay will also be available on the website following the conference call.

About us: Experience the power of Concentrix
Concentrix Corporation (NASDAQ: CNXC), a Fortune 500® company, is the global technology and services leader that powers the world’s best brands, today and into the future. We’re human-centered, tech-powered, intelligence-fueled. Every day, we design, build, and run fully integrated, end-to-end solutions at speed and scale across the entire enterprise, helping over 2,000 clients solve their toughest business challenges. Whether it’s designing game-changing brand experiences, building and scaling secure AI technologies, or running digital operations that deliver global consistency with a local touch, we have it covered. At the heart of everything we do lies a commitment to transforming the way companies connect, interact, and grow. We’re here to redefine what success means, delivering outcomes unimagined across every major vertical in 70+ markets. Virtually everywhere. Visit concentrix.com to learn more.

Use of Non-GAAP Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:

•Constant currency revenue growth, which is revenue growth adjusted for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our business performance. Constant currency revenue growth is calculated by translating the revenue of each fiscal year in the billing currency to U.S. dollars using the comparable prior year’s currency conversion rate in comparison to prior year’s revenue. Generally, when the U.S. dollar either strengthens or weakens against other currencies, revenue growth at constant currency rates or adjusting for currency will be higher or lower than revenue growth reported at actual exchange rates.
•Non-GAAP operating income, which is operating income (loss), adjusted to exclude impairment charges, acquisition-related, integration and restructuring expenses, step-up depreciation, amortization of intangible assets, and share-based compensation.
•Non-GAAP operating margin, which is non-GAAP operating income, as defined above, divided by revenue.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP operating income, as defined above, plus depreciation (exclusive of step-up depreciation).
•Adjusted EBITDA margin, which is adjusted EBITDA, as defined above, divided by revenue.
•Non-GAAP net income, which is net income (loss) excluding the tax-effected impact of impairment charges, acquisition-related, integration and restructuring expenses, step-up depreciation, amortization of intangible assets, share-based compensation, certain debt costs, imputed interest related to the sellers’ note, certain legal settlement costs, change in acquisition contingent consideration and foreign currency losses (gains), net. Non-GAAP net income also excludes the income tax effect of certain tax law changes and legal entity restructuring activities.
•Free cash flow, which is cash flows from operating activities less capital expenditures, and adjusted free cash flow, which is free cash flow excluding the effect of changes in the outstanding factoring balance. We believe that free cash flow is a meaningful measure of cash flows since capital expenditures are a necessary component of ongoing operations. We believe that adjusted free cash flow is a meaningful measure of cash flows because it removes the effect of factoring which changes the timing of the receipt of cash for certain receivables. However, free cash flow and adjusted free cash flow have limitations because they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow and adjusted free cash flow do not incorporate payments for business acquisitions.
•Non-GAAP diluted EPS, which is diluted EPS excluding the per share, tax-effected impact of impairment charges, acquisition-related, integration and restructuring expenses, step-up depreciation, amortization of intangible assets, share-based compensation, certain debt costs, imputed interest related to the sellers’ note, certain legal settlement costs, change in acquisition contingent consideration and foreign currency losses (gains), net. Non-GAAP EPS also excludes the total per share income tax effect of certain tax law changes and legal entity restructuring activities. Non-GAAP EPS also reflects a per share adjustment to exclude non-GAAP net income attributable to participating securities.

We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. These non-GAAP financial measures exclude amortization of intangible assets. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the services performed for our clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with its current performance and to analyze underlying business performance and trends. These non-GAAP financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between our operating results and those of our peers. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition, growth and profitability, results of operations, including revenue and operating income, cash flows, and effective tax rate, capital expenditures and anticipated investment costs, the Company’s stock price and market capitalization, the future growth and success of, and demand for, the Company’s services and products, the potential benefits associated with use of the Company’s generative artificial intelligence and other products, including productivity and engagement gains, share repurchase and dividend activity, capital allocation, debt repayment and obligations, business strategy, product launches, foreign currency exchange rate fluctuations, and statements that include words such as believe, expect, intend, plan, may, will, anticipate, provide, could, should, target, estimate, outlook, and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to general economic and geopolitical conditions and their effects on our clients’ businesses and demand for our services, including consumer demand, interest rates, inflation, international tariffs and global trade policies, supply chains, the conflicts in Ukraine and the Middle East, and tensions between India and Pakistan; cyberattacks on the Company’s or its clients’ networks and information technology systems; uncertainty around, and disruption from, new and emerging technologies, including the adoption and utilization of artificial intelligence (“AI”), including agentic and generative AI; the failure of the Company’s staff and contractors to adhere to the Company’s and its clients’ controls and processes; the inability to protect personal and proprietary information; the effects of communicable diseases or other public health crises, natural disasters and adverse weather conditions; geopolitical, economic and climate- or weather-related risks in regions with a significant concentration of the Company’s operations; the ability to successfully execute on the Company’s strategy; the timing and success of product launches; competitive conditions in the Company’s industry and consolidation of its competitors; variability in demand by the Company’s clients or the early termination of the Company’s client contracts; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; the demand for end-to-end solutions and technology; damage to the Company’s reputation through the actions or inactions of third parties; changes in law, regulations, or regulatory guidance, or changes in their interpretation or enforcement, including changes in law and policy that restrict travel or visas between countries in which we have operations; the operability of the Company’s communication services and information technology systems and networks; the loss of key personnel or the inability to attract and retain staff across all geographies with the skills and expertise needed for the Company’s business; increases in the cost of labor; the inability to successfully identify, complete, and integrate strategic acquisitions or investments or realize anticipated benefits within the expected timeframe; higher than expected tax liabilities; currency exchange rate fluctuations; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2024 filed with the Securities and Exchange Commission (“SEC”) and subsequent documents filed with or furnished to the SEC. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2026 Concentrix Corporation. All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product, and services word and design marks and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Other names and marks are the property of their respective owners.

From Fortune ©2025 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune 500 are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of Concentrix.

Investor Contact:
Sara Buda
Investor Relations
Concentrix Corporation
sara.buda@concentrix.com
(617) 331-0955

CONCENTRIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(currency and share amounts in thousands, except par value)

	November 30, 2025	November 30, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$327,347	$240,571
Accounts receivable, net	1,999,021	1,926,737
Other current assets	758,135	675,116
Total current assets	3,084,503	2,842,424
Property and equipment, net	735,550	714,517
Goodwill	3,671,746	4,986,967
Intangible assets, net	1,960,338	2,286,940
Deferred tax assets	317,453	218,396
Other assets	991,496	942,194
Total assets	$10,761,086	$11,991,438

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$244,771	$209,812
Current portion of long-term debt	65,625	2,522
Accrued compensation and benefits	764,962	706,619
Other accrued liabilities	997,198	977,314
Income taxes payable	123,794	99,546
Total current liabilities	2,196,350	1,995,813
Long-term debt, net	4,572,889	4,733,056
Other long-term liabilities	950,983	910,271
Deferred tax liabilities	296,519	312,574
Total liabilities	8,016,741	7,951,714
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized and no shares issued and outstanding as of November 30, 2025 and 2024, respectively	—	—
Common stock, $0.0001 par value, 250,000 shares authorized; 70,316 and 68,849 shares issued as of November 30, 2025 and 2024, respectively, and 61,739 and 64,238 shares outstanding as of November 30, 2025 and 2024, respectively	7	7
Additional paid-in capital	3,783,972	3,683,608
Treasury stock, 8,577 and 4,611 shares as of November 30, 2025 and 2024, respectively	(610,162)	(421,449)
Retained earnings (deficit)	(177,010)	1,191,871
Accumulated other comprehensive loss	(252,462)	(414,313)
Total stockholders’ equity	2,744,345	4,039,724
Total liabilities and stockholders’ equity	$10,761,086	$11,991,438

CONCENTRIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	November 30, 2025	November 30, 2024	% Change	November 30, 2025	November 30, 2024	% Change
Revenue
Technology and consumer electronics	$675,088	$685,841	(2)%	$2,666,072	$2,674,040	—%
Retail, travel and e-commerce	643,383	616,337	4%	2,433,885	2,361,866	3%
Communications and media	417,181	385,996	8%	1,592,373	1,527,922	4%
Banking, financial services and insurance	402,566	360,025	12%	1,536,223	1,455,641	6%
Healthcare	184,986	187,227	(1)%	725,283	727,389	—%
Other	229,721	212,598	8%	871,935	872,042	—%
Total revenue	2,552,925	2,448,024	4%	9,825,771	9,618,900	2%
Cost of revenue	1,676,968	1,577,427	6%	6,390,760	6,170,013	4%
Gross profit	875,957	870,597	1%	3,435,011	3,448,887	—%
Selling, general and administrative expenses	730,610	726,061	1%	2,825,468	2,852,500	(1)%
Impairment charges	1,527,726	—	NM	1,527,726	—	NM
Operating income (loss)	(1,382,379)	144,536	NM	(918,183)	596,387	NM
Interest expense and finance charges, net	69,935	76,117	(8)%	290,349	321,828	(10)%
Other income, net	(6,135)	(44,487)	(86)%	(26,310)	(24,715)	6%
Income (loss) before income taxes	(1,446,179)	112,906	NM	(1,182,222)	299,274	NM
Provision (benefit) for income taxes	33,205	(2,744)	NM	96,702	48,057	NM
Net income (loss)	$(1,479,384)	$115,650	NM	$(1,278,924)	$251,217	NM

Earnings (loss) per common share:
Basic	$(23.85)	$1.72		$(20.36)	$3.72
Diluted	$(23.85)	$1.72		$(20.36)	$3.71
Weighted-average common shares outstanding:
Basic	62,071	64,315		63,012	64,977
Diluted	62,071	64,354		63,012	65,074

NM Not Meaningful - Change greater than 100%.

CONCENTRIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended	Fiscal Year Ended
	November 30, 2025	November 30, 2025
Revenue	$2,552,925	$9,825,771
Revenue growth, as reported under U.S. GAAP	4.3%	2.2%
Foreign exchange impact	(1.2)%	(0.1)%
Constant currency revenue growth	3.1%	2.1%

	Three Months Ended		Fiscal Year Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Operating income (loss)	$(1,382,379)	$144,536	$(918,183)	$596,387
Impairment charges	1,527,726	—	1,527,726	—
Acquisition-related, integration and restructuring expenses (1)	48,017	59,637	101,468	156,771
Step-up depreciation	2,710	2,475	10,326	9,907
Amortization of intangibles	107,776	110,098	434,332	458,925
Share-based compensation	19,371	29,995	97,875	95,922
Non-GAAP operating income	$323,221	$346,741	$1,253,544	$1,317,912

	Three Months Ended		Fiscal Year Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Net income (loss)	$(1,479,384)	$115,650	$(1,278,924)	$251,217
Interest expense and finance charges, net	69,935	76,117	290,349	321,828
Provision (benefit) for income taxes	33,205	(2,744)	96,702	48,057
Other income, net	(6,135)	(44,487)	(26,310)	(24,715)
Impairment charges	1,527,726	—	1,527,726	—
Acquisition-related, integration and restructuring expenses (1)	48,017	59,637	101,468	156,771
Step-up depreciation	2,710	2,475	10,326	9,907
Amortization of intangibles	107,776	110,098	434,332	458,925
Share-based compensation	19,371	29,995	97,875	95,922
Depreciation (exclusive of step-up depreciation)	55,365	56,149	215,775	237,013
Adjusted EBITDA	$378,586	$402,890	$1,469,319	$1,554,925

	Three Months Ended		Fiscal Year Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Operating margin	(54.1)%	5.9%	(9.3)%	6.2%
Non-GAAP operating margin	12.7%	14.2%	12.8%	13.7%
Adjusted EBITDA margin	14.8%	16.5%	15.0%	16.2%

	Three Months Ended		Fiscal Year Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Net income (loss)	$(1,479,384)	$115,650	$(1,278,924)	$251,217
Impairment charges	1,527,726	—	1,527,726	—
Acquisition-related, integration and restructuring expenses (1)	48,017	59,637	101,468	156,771
Step-up depreciation	2,710	2,475	10,326	9,907
Debt costs (2)	221	—	1,323	—
Imputed interest related to sellers’ note included in interest expense and finance charges, net	1,149	4,279	14,577	16,895
Legal settlement costs (3)	—	—	2,000	—
Change in acquisition contingent consideration included in other income, net	(6,208)	(18,182)	(1,958)	(29,268)
Foreign currency gains, net (4)	(38)	(27,486)	(28,959)	(1,850)
Amortization of intangibles	107,776	110,098	434,332	458,925
Share-based compensation	19,371	29,995	97,875	95,922
Income taxes related to the above (5)	(42,576)	(39,515)	(155,034)	(173,963)
Income tax effect of change in tax law	709	—	5,699	—
Income tax effect of legal entity restructuring	12,960	(17,617)	12,960	(12,254)
Non-GAAP net income	$192,433	$219,334	$743,411	$772,302

	Three Months Ended		Fiscal Year Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Non-GAAP net income	$192,433	$219,334	$743,411	$772,302
Less: Non-GAAP net income allocated to participating securities (7)	(8,819)	(9,548)	(35,443)	(29,173)
Non-GAAP income attributable to common stockholders	$183,614	$209,786	$707,968	$743,129

	Three Months Ended		Fiscal Year Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Diluted earnings (loss) per common share (“EPS”) (6)	$(23.85)	$1.72	$(20.36)	$3.71
Impairment charges	24.58	—	24.22	—
Acquisition-related, integration and restructuring expenses	0.77	0.93	1.61	2.41
Step-up depreciation	0.04	0.04	0.16	0.15
Debt costs	—	—	0.02	—
Imputed interest related to sellers’ note included in interest expense and finance charges, net	0.02	0.07	0.23	0.26
Legal settlement costs	—	—	0.03	—
Change in acquisition contingent consideration included in other income, net	(0.10)	(0.28)	(0.03)	(0.45)
Foreign currency gains, net	—	(0.43)	(0.46)	(0.03)
Amortization of intangibles	1.73	1.71	6.89	7.05
Share-based compensation	0.31	0.47	1.55	1.47
Income taxes related to the above	(0.69)	(0.61)	(2.46)	(2.67)
Income tax effect of change in tax law	0.01	—	0.09	—
Income tax effect of legal entity restructuring	0.21	(0.27)	0.21	(0.19)
Adjustment for participating securities(7)	(0.08)	(0.09)	(0.48)	(0.29)
Non-GAAP Diluted EPS (7)	$2.95	$3.26	$11.22	$11.42

Weighted-average number of common shares - diluted	62,071	64,354	63,012	65,074

	Three Months Ended		Fiscal Year Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Net cash provided by operating activities	$344,220	$284,401	$806,967	$667,492
Purchases of property and equipment	(63,032)	(59,871)	(234,496)	(238,762)
Free cash flow	$281,188	$224,530	$572,471	$428,730
Change in outstanding factoring balances	5,941	(5,844)	53,933	45,788
Adjusted free cash flow	$287,129	$218,686	$626,404	$474,518

	Forecast
	Three Months Ending February 28, 2026		Fiscal Year Ending November 30, 2026
	Low	High	Low	High
Revenue	$2,475,000	$2,500,000	$10,035,000	$10,180,000
Revenue growth, as reported under U.S. GAAP	4.4%	5.4%	2.1%	3.6%
Foreign exchange impact	(2.9)%	(2.9)%	(0.6)%	(0.6)%
Constant currency revenue growth	1.5%	2.5%	1.5%	3.0%

	Forecast
	Three Months Ending February 28, 2026		Fiscal Year Ending November 30, 2026
	Low	High	Low	High
Operating income	$139,500	$149,500	$687,500	$737,500
Amortization of intangibles	103,000	103,000	394,000	394,000
Share-based compensation	30,000	30,000	120,000	120,000
Acquisition-related, integration and restructuring expenses	15,000	15,000	30,000	30,000
Step-up depreciation	2,500	2,500	8,500	8,500
Non-GAAP operating income	$290,000	$300,000	$1,240,000	$1,290,000

(1) For the three and twelve months ended November 30, 2025 and 2024, acquisition-related, integration and restructuring expenses primarily included integration costs associated with the Company’s combination with Webhelp and restructuring costs. These costs primarily include severance and employee-related costs, costs associated with facilities consolidation, including lease terminations to integrate the businesses, and information technology system consolidation costs.

(2) For the fiscal year ended November 30, 2025, debt costs included debt extinguishment costs associated with the amendment and restatement of our senior credit facility and our voluntary prepayments of a portion of our outstanding term loans.

(3) For the fiscal year ended November 30, 2025, legal settlement costs consist of amounts incurred to settle certain litigation arising outside of the ordinary course of business.

(4) Foreign currency gains, net are included in other income, net and primarily consist of gains and losses recognized on the revaluation and settlement of foreign currency transactions and realized and unrealized gains and losses on derivative contracts that do not qualify for hedge accounting.

(5) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the tax-deductible portion of the expenses and applying the entity specific, statutory tax rates applicable to each item during the respective periods.

(6) Diluted EPS is calculated using the two-class method, which is an earnings allocation proportional to the respective ownership among holders of common stock and participating securities. Restricted stock awards and certain restricted stock units granted to employees are considered participating securities. For the purposes of calculating diluted EPS for the three months ended November 30, 2025 and for the fiscal year ended November 30, 2025, participating securities did not participate in net losses prior to dividends. For the purposes of calculating diluted EPS for the three months and the fiscal year ended November 30, 2024, net income attributable to participating securities was approximately 4.4% and 3.8% of net income, respectively.

(7) For the purposes of calculating non-GAAP net income attributable to common shareholders and non-GAAP diluted EPS, non-GAAP net income attributable to participating securities was approximately 4.6% and 4.4% of non-GAAP net income, respectively, for the three months ended November 30, 2025 and 2024 and 4.8% and 3.8% of non-GAAP net income, respectively, for the fiscal years ended November 30, 2025 and 2024, and was excluded from non-GAAP net income attributable to common shareholders to calculate non-GAAP diluted EPS.